Exhibit H
                                                                     Page 1 of 2

GPU, INC. CONSOLIDATED
ACTUAL AND PRO FORMA CAPITALIZATION
(IN THOUSANDS)

         The actual and pro forma capitalization of GPU, Inc. and Subsidiary
Companies at December 31, 1999 is as follows:

                                                                          Actual                         Pro Forma(1)
                                                                    ---------------                    ---------------
                                                              Amount               %             Amount               %
                                                              ------              ---            ------              ---
Long-term debt                                            $ 6,420,910          56.0%         $5,365,228             56.5%
Notes payable                                               1,171,869          10.2%            385,832              4.0%
Trust preferred securities                                    200,000           1.7%            200,000              2.1%
Subsidiary-obligated mantadorily
  Redeemable preferred securities                             125,000           1.1%            125,000              1.3%
Preferred stock                                                96,649           0.8%             96,649              1.0%
Common equity                                               3,464,953          30.2%          3,339,953             35.1%
                                                           ----------         -----           ---------            -----

         Total                                            $11,479,381         100.0%         $9,502,662            100.0%
                                                           ==========         =====           =========            =====

(1)      Reflects the following adjustments:

      (a)     The sale in April 2000 of GPU Powernet and GPU Gasnet for their book value of $2,389 million (which amount includes the related acquisition and other debt).

      (b)     GPU acquisition of MYR Group Inc., for $225 million in cash for which authorization is being sought in SEC File No.
              70-9599.

      (c)     The issuance through a JCP&L affiliate of asset securitization bonds for $587 million in the third quarter of 2000.

      (d)     GPU common stock repurchases of up to $125 million from time to time as subject to favorable market conditions following the sale of the Australian assets.


                                                                       Exhibit H
                                                                     Page 2 of 2

GPU ENERGY SUBSIDIARIES
ACTUAL AND PRO FORMA CAPITALIZATION
(IN THOUSANDS)

         The actual and pro forma  capitalization  of JCP&L,  Met-Ed and Penelec
Companies at December 31, 1999 is as follows:

JCP&L
                                                                            Actual                             Pro Forma(1)
                                                                        ---------------                    ---------------
Capitalization                                                    Amount               %             Amount               %
--------------                                                    ------              ---            ------              ---
Long-term debt                                                 $1,173,773           42.2%         $1,561,773            52.6%
Notes payable                                                       -                0.0%              -                 0.0%
Trust preferred securities                                          -                0.0%              -                 0.0%
Subsidiary-obligated mantadorily
  redeemable preferred securities                                 125,000            4.5%            125,000             4.2%
Preferred stock                                                    96,649            3.5%             96,649             3.3%
Common equity                                                   1,385,367           49.8%          1,185,367            39.9%
                                                                ---------          -----           ---------           -----

         Total                                                 $2,780,789          100.0%         $2,968,789           100.0%
                                                                =========          =====           =========           =====

(1)    Includes the Asset Securitization Issuance of $587 million less a paydown on debt of $199 million.


Met-Ed
                                                                       Actual          Pro Forma(2)
                                                                  ---------------     ---------------
Capitalization                                                    Amount               %            Amount                %
--------------                                                    ------              ---           ------               ---
Long-term debt                                                 $  546,908           47.6%         $  596,908            52.0%
Notes payable                                                       -                0.0%            105,000             9.1%
Trust preferred securities                                        100,000            8.7%            100,000             8.7%
Subsidiary-obligated mantadorily
  redeemable preferred securities                                   -                0.0%              -                 0.0%
Preferred stock                                                     -                0.0%              -                 0.0%
Common equity                                                     501,417           43.7%            346,417            30.2%
                                                                ---------          -----           ---------           -----

         Total                                                 $1,148,325          100.0%         $1,148,325           100.0%
                                                                =========          =====           =========           =====

(2)      Assumes additional dividends of $155 million.


Penelec
                                                                    Actual           Pro Forma(3)
                                                               ---------------      ---------------
Capitalization                                                 Amount  %            Amount           %
--------------                                                 ------ ---           ------          ---
Long-term debt                                             $  424,654             40.9%        $  474,654              45.7%
Notes payable                                                  53,600              5.2%           148,600              14.3%
Trust preferred securities                                    100,000              9.6%           100,000               9.6%
Subsidiary-obligated mantadorily
  redeemable preferred securities                               -                  0.0%             -                   0.0%
Preferred stock                                                 -                  0.0%             -                   0.0%
Common equity                                                 461,182             44.4%           316,182              30.4%
                                                            ---------            -----          ---------             -----

         Total                                             $1,039,436            100.0%        $1,039,436             100.0%
                                                            =========            =====          =========             =====

(3)      Assumes additional dividends of $145 million.

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